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                                                                    Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2004 (with the exception of Note 20 on subsequent events, which is dated as of April 22, 2004) relating to the financial statements of Shanda Interactive Entertainment Limited, which appears in the Registration Statement on Form F-1 dated May 12, 2004 (No. 333-114177). We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Information" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS ZHONG TIAN CPAS LIMITED COMPANY

Shanghai, People's Republic of China
August 2, 2004